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                                                                     Exhibit 5.1

                [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]



December 13, 2000

SonoSite, Inc.
21919 30th Drive S.E.
Bothell, WA 98021

Re: Registration Statement on Form S-8 for Option Notice Agreement, dated July 17, 2000, between SonoSite, Inc. and Daniel Walton, Option Notice Agreement, dated July 24, 2000, between SonoSite, Inc. and Michael J. Schuh and 1998 Nonofficer Employee Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to SonoSite, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to 495,000 shares of Common Stock, $.01 par value per share (the "Shares"), in connection with the Nonqualified Stock Option Notice Agreement, dated July 17, 2000, between the Company and Daniel Walton (the "Walton Option Notice Agreement"), the Nonqualified Stock Option Notice Agreement, dated July 24, 2000, between the Company and Michael J. Schuh (the "Schuh Option Notice" and together with the Walton Option Notice Agreement, the "Option Notice Agreements") and the SonoSite, Inc. 1998 Nonofficer Employee Stock Option Plan (as amended and restated on July 27, 2000) (the "Plan").

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan and the Option Notice Agreements have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale of such Shares by the Company in accordance with the terms of the Plan and the Option Notice Agreements, as applicable, and the receipt of consideration for such Shares in accordance with the terms of the Plan and the Option Notice Agreements, as applicable, such Shares will be validly issued, fully paid and nonassessable.
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December 13, 2000

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,



ORRICK, HERRINGTON & SUTCLIFFE LLP

Sonosite, Inc.
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